UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Nuveen Core Plus Impact Fund

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Nuveen Core Plus Impact Fund (NYSE: NPCT)

Nuveen Variable Rate Preferred & Income Fund (NYSE: NPFD)

Nuveen Multi-Asset Income Fund (NYSE: NMAI)

Nuveen Real Asset Income and Growth Fund (NYSE: JRI)

Each of Nuveen Core Plus Impact Fund (“NPCT”), Nuveen Variable Rate Preferred and Income Fund (“NPFD”), Nuveen Multi-Asset Income Fund (“NMAI”) and Nuveen Real Asset Income and Growth Fund (“JRI” and, together with NPCT, NPFD, and NMAI, the “Funds” and each, a “Fund”) announced today that its annual meeting of shareholders (each, an “Annual Meeting”) has been adjourned to May 31, 2024 to permit the solicitation of additional shareholder votes with respect to the applicable items of business to be acted upon by the holders of common shares and preferred shares of the Fund, voting together as a single class.

With respect to each of NPCT and NPFD, preferred shareholders voted at the Annual Meeting today to elect the Trustee nominees standing for election by the holders of preferred shares only, voting separately as a single class, as set forth in the Fund’s proxy statement.

Each Fund’s reconvened Annual Meeting will be held at the time indicated below at the offices of Nuveen, 333 West Wacker Drive, Chicago, Illinois 60606:

●	NPCT: 11:00 a.m.
●	NPFD: 11:30 a.m.
●	NMAI: 12:00 p.m.
●	JRI: 12:30 p.m.

The January 19, 2024 record date for shareholders entitled to vote at the Annual Meeting remains unchanged.

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS MINIMIZE PROXY COSTS, AVOIDS UNNECESSARY

COMMUNICATIONS AND ELIMINATES PHONE CALLS TO SHAREHOLDERS

Please vote using one of the following options:

●	Vote online using the website provided on your WHITE proxy card and following the simple instructions.

●	Vote by phone by calling the toll-free number on your WHITE proxy card and following the simple instructions.

●	Vote by mail by completing and returning the WHITE proxy card in the postage paid envelope provided.

If you have any questions about the proposals to be voted upon, please feel free to contact Computershare Fund Services toll free at 866-410-5798.